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                                                                   Exhibit 11(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated February 24, 1998, February 17, 1998 and February 17, 1998 included in Pegasus Funds', Pegasus Money Market Funds' and Pegasus Cash Management Funds' Annual Reports to Shareholders, respectively, for the year ended December 31, 1997 (and to all references to our Firm) included in or made a part of this registration statement on Form N-1A (Post-Effective Amendment No. 47 to Pegasus Funds' registration statement under the Securities Act of 1933).



                                        /s/Arthur Andersen LLP
                                        ----------------------
                                        ARTHUR ANDERSEN LLP



Detroit, Michigan
April 24, 1998